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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

ACTV Announces Receipt of Nasdaq Additional Deficiency Notice

NEW YORK, June 5, 2003, ACTV, Inc. (NASDAQ: IATV - News) announced today that it received an additional deficiency notice from Nasdaq dated May 30, 2003, indicating that as of March 31, 2003 ACTV is no longer in compliance with the shareholders' equity requirement of $10,000,000, as set forth in Nasdaq Marketplace Rules 4450(a)(3) and 4450(b)(1).

ACTV previously received notice of a Nasdaq Staff Determination on May 9, 2003, indicating that ACTV's common stock would be delisted from The Nasdaq National Market on May 20, 2003, absent an appeal by ACTV. The Nasdaq Staff cited as the reason for its decision the fact that ACTV's common stock price did not comply with Nasdaq's $1.00 minimum bid price requirement. ACTV appealed the Nasdaq Staff Determination and is scheduled to attend a hearing before a Nasdaq Listing Qualifications Panel to review the determination of the Nasdaq Staff on June 19, 2003. The additional shareholders' equity deficiency will, in addition to the minimum bid price deficiency, be the subject of discussion at the hearing. Under applicable Nasdaq rules, pending a decision by the Nasdaq Listing Qualifications Panel, shares of ACTV common stock will continue to trade on The Nasdaq Stock Market. No assurance can be given that the Listing Qualifications Panel will grant ACTV's request for continued listing.

About ACTV, Inc.

ACTV, Inc. (Nasdaq: IATV - News) is a digital media company providing proprietary technologies, tools, and technical and creative services for interactive TV advertising, personalized programming applications and enhanced media. For more information, visit www.actv.com.

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the companies, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the companies disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Christopher Cline
Senior Vice President & CFO
ACTV, Inc.
(Investors)
212-497-7000
ir@actv.com